JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D, dated December 27, 2004 (the "Schedule 13D"), with respect to the Class A Common Stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 27th day of December, 2004.

                                     Infinity Broadcasting Corporation

                                     By:  /s/ Michael D. Fricklas
                                         ---------------------------------------
                                         Michael D. Fricklas
                                         Executive Vice President

                                     Infinity Media Corporation

                                     By:  /s/ Michael D. Fricklas
                                         ---------------------------------------
                                         Michael D. Fricklas
                                         Executive Vice President

                                     Viacom Inc.

                                     By:  /s/ Michael D. Fricklas
                                         ---------------------------------------
                                         Michael D. Fricklas
                                         Executive Vice President,

                                     NAIRI, Inc.

                                     By:  /s/ Sumner M. Redstone
                                         ---------------------------------------
                                         Sumner M. Redstone
                                         Chairman and President

                                     National Amusements, Inc.

                                     By: /s/ Sumner M. Redstone
                                         ---------------------------------------
                                         Sumner M. Redstone
                                         Chairman and Chief Executive Officer

                                       /s/ Sumner M. Redstone
                                      ------------------------------------------
                                      Sumner M. Redstone
                                      Individually